Exhibit 10.32

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 1

to

TELOGY SOFTWARE LICENSE AGREEMENT

between

DITECH COMMUNICATIONS CORPORATION

and

TEXAS INSTRUMENTS INCORPORATED

THIS AMENDMENT NO. 1 (this “Amendment”) to the Telogy Software License Agreement effective as of April 16, 2002 (the “Master Agreement”), by and between Ditech Communications Corporation, having a place of business at 825 East Middlefield Rd., Mountain View, CA 94043, (“Licensee”) and Texas Instruments Incorporated (“TI”), having a place of business at 12500 TI Boulevard, Dallas, TX 75243-4136 (Texas Instruments, together with its wholly owned subsidiary Telogy Networks, Inc. and other Texas Instruments subsidiaries is referred to herein as “Telogy”), is hereby entered into as of this 21st day of May, 2003 (“Amendment Effective Date”).

WHEREAS, Licensee and Telogy have previously entered into the Master Agreement, whereby Telogy is licensing to Licensee certain Software for use in Licensee’s Products; and

WHEREAS, in order to differentiate Licensee’s Products, Licensee desires to gain access to selected portions of the source code of the Software solely for Licensee’s internal use and development of Licensee’s Products in which the object code of the Software will be embedded, and Telogy is willing to provide Licensee such portions of source code to the Software for such purposes and on such other terms and conditions as are set forth herein and in the Master Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.                                       Definitions.

(a)                                 MCU Software.  Section 1.14 is amended to read in its entirety:

“MCU Software” means the various computer programs (including Voice Software and Echo Cancellation Software) licensed under this Agreement as set forth in Exhibit A attached hereto and Exhibit A-1 hereto which operate on TI digital signal processors and/or on microprocessors, together with related documentation and all updates, upgrades, enhancements, releases and developments of such computer programs.  MCU Software includes without limitation the Licensed Source Code and Licensed Object Modules defined below.  The parties understand that the MCU Starter Kit is provided in source and object code form, the Licensed Source Code is provided in source code form, and the Licensed Object Modules are provided in the form of build files and object code files.

(b)                                 New Definitions.  The following definitions and the attached Exhibit A-1 are added to the Master Agreement:

1.16  “Licensed Source Code” means the portions of the source code and documentation of the Echo Cancellation Software identified in Exhibit A-1.

1.17  “”Licensed Object Modules” means build files and object code files for all Echo Cancellation Software, as further described in Exhibit A-1.

2.                                       Delivery and License.

(a)                                  Delivery of Licensed Source Code and Licensed Object Modules.  A new Section 2h is added to the Master Agreement, reading as follows:

h.                                      Delivery of Licensed Source Code and Licensed Object Modules.  Within five (5) days after the Amendment Effective Date, Telogy will deliver to Licensee in electronic form one copy of the Licensed Source Code and Licensed Object Modules for the current release of the Software identified in Exhibit A-1.  For the avoidance of doubt, under Section 5d, (a) within ten (10) business days after Licensee’s request after release by Telogy of any updates, upgrades, enhancements, releases or developments of the Software identified in Exhibit A 1, Telogy will deliver to Licensee in electronic form one copy of the updated Licensed Source Code and Licensed Object Modules therefor, and (b) within ten (10) business days after Licensee’s request after notice under Section 5d, Telogy will deliver to Licensee in electronic form one copy of the complete object code for any update, enhancement, release or developments of the Generally Available Software releases, including without limitation any release on the C55 or Janus platform.

(b)                                 License Unit License.  Section 2a of the Master Agreement is amended to add the words “or the MCU Software” after “DSP Software” in the parentheses in the eleventh line so that the text in parentheses reads “(with respect to the DSP Software or the MCU Software that runs on TI DSP)” and to add the following at the end of the current text:

For the avoidance of doubt, the “object code of the Software”, as used in this Section 2a, includes any modifications to the MCU Software developed by Licensee under Section 2c; and Licensee is entitled under the license granted in this Section 2a to use, copy and distribute the object code of the Software as provided herein with or without any other software.

(c)                                  Source Code License.  Section 2c the Master Agreement is amended to add the following at the end of the current text:

For the avoidance of doubt, nothing in this Section 2c supersedes or modifies Licensee’s right to distribute the Software (including modifications thereof created pursuant to the licenses granted in this Section 2c) in object code form under Section 2a.  As used in this Agreement, the “Project” means the development of Licensee’s Products and software therefor, including without limitation the differentiation of Licensee’s Products by the enhancement or improvement of the Software and the development and inclusion in Licensee’s Products of other software performing the same or different functions as the Software.  Notwithstanding any other provision of this Agreement to the contrary, upon payment of the one-time source license fee specified in Section 6a-1, Licensee shall be entitled to use, reproduce, modify and have modified the Licensed Source Code under the terms of the licenses granted in this Section 2c at the Location (and such other locations as may be requested by Licensee, consent of which shall not be unreasonably withheld), and to distribute object code compiled from the Licensed Source Code (and modifications thereof created pursuant to the licenses granted in this Section 2c ) and the Licensed Object Modules, in object code form, under Section 2a for the Initial Period (i.e. 4 years from the Master Agreement Effective Date), without payment of any additional fees or the purchase of any additional licenses.

3.                                       Support and Maintenance.  Section 5c of the Master Agreement is amended to add the following at the end of the current text:

The parties understand and agree that (i) Telogy shall have no obligation to support Licensee’s modified version(s) of the Licensed Source Code; (ii) notwithstanding anything to the contrary in this Section 5c, Licensee’s obligations to support that portion of the Software which is not Licensee’s modified version(s) of the Licensed Source Code or which has not been altered or impaired by Licensee’s modified versions of the Source Code, shall not otherwise be voided or affected by modifications of the Licensed Source Code by Licensee; and (iii) Telogy will continue to provide support and maintenance for all object code portions of the Software supplied by it in accordance with the terms and conditions of the Agreement.

4.                                       Special Licensed Source Code License Fee.

A new Section 6a-1 is added to the Master Agreement, reading in its entirety as follows:

In consideration for the license grant provided to Licensee under Section 2c, Licensee agrees to pay Telogy a one-time license fee of [*].  Such fee shall be due net thirty (30) days following the initial delivery of the Licensed Source Code and the Licensed Object Modules to Licensee.

5.                                       Licensed Products.

Exhibit B to the Master Agreement is revised to add the products listed in Exhibit B attached hereto.

6.                                 Amendment and Agreement.

All terms used in this Amendment shall have the meanings as defined in the Master Agreement, unless specifically defined otherwise in this Amendment.  Except for those terms and conditions modified by this Amendment, all terms and conditions of the Master Agreement shall continue unchanged and in full force and effect.  In the event of any conflict between the terms and conditions of the Master Agreement and those of this Amendment, the terms and conditions of this Amendment shall govern.

IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAS EXECUTED THIS AMENDMENT, OR HAS CAUSED THIS AMENDMENT TO BE DULY EXECUTED ON ITS BEHALF, AS OF THE EFFECTIVE DATE SET FORTH ABOVE.

DITECH COMMUNICATIONS CORPORATION	TELOGY NETWORKS, INC.

By /s/ William J. Tamblyn	By /s/ Timothy J. Carlson
(Signature)	(Signature)
William J. Tamblyn	Timothy J. Carlson
(Printed Name)	(Printed Name)
Vice President Finance and CFO	Corporate Secretary
(Title)	(Title)

TEXAS INSTRUMENTS INCORPORATED

By /s/ Timothy J. Carlson
(Signature)

Timothy J. Carlson
(Printed Name)

Senior Counsel
(Title)

Exhibit A-1

I.  Licensed Source Code

Licensed Source Code shall include the complete source code for the following:

The Far Call Environment for C54xx processors,  specifically including C5409, C5416, C5420, C5421, C5441, and specifically excluding C549.  The Far Call Environment includes the host port interface, the serial port drivers, background sanity management, and fast task switching.

If Telogy releases a version of the Software on the C55 or Janus or other TI processor, Telogy will, upon Licensee’s request, negotiate in good faith to add the source code for the Far Call Environment for such release to the scope of the Licensed Source Code, upon terms and conditions, including an appropriate license fee, to be mutually agreed by the parties.

II.  Licensed Object Modules shall include the following:

All build files and object code files for building all the Echo Cancellation Software provided under this Agreement (but specifically excluding C549).

If Telogy releases a version of the Software on the C55 or Janus or other TI processor, Telogy will, upon Licensee’s request, negotiate in good faith to add the build files and object code files for building all the Echo Cancellation Software included in such release to the scope of the Licensed Object Modules, upon terms and conditions, including an appropriate license fee, to be mutually agreed by the parties.

III.  Documentation

The documentation shall include the documentation relating to the Licensed Source Code described in Section I above and the  “Environment User’s Guide” document.

Exhibit B

Additional Licensee’s Products

Quad2 T

Quad2 E

BVP (OC3, STM1, TriMUX DS3/STS1, and TransMUX)

BVP FLEX  (OC3, STM1, TransMUX, and to-be-named variants)